Exhibit 4.2
             INTERNATIONAL LEASE FINANCE CORPORATION
                   MEDIUM-TERM NOTE, SERIES G
REGISTERED               (FLOATING RATE)               REGISTERED


No. FLR-
CUSIP-


If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New
York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

PRINCIPAL AMOUNT:             INITIAL INTEREST RATE:

ORIGINAL ISSUE DATE:          SPREAD:

STATED MATURITY:              SPREAD MULTIPLIER:  %

INDEX MATURITY:               CALCULATION DATES:

CALCULATION AGENT:            INTEREST PAYMENT DATES:

INTEREST RATE BASIS:          INTEREST RESET DATE:

REPURCHASE PRICE (for         INTEREST RATE RESET PERIOD:
Discount Securities):

ISSUE PRICE:                  INTEREST PAYMENT PERIOD:

OVERDUE RATE (if any):        REDEEMABLE ON OR AFTER:

MAXIMUM INTEREST RATE:        OPTIONAL REPAYMENT DATE:

MINIMUM INTEREST RATE:

INTEREST DETERMINATION
DATES:

OTHER PROVISIONS:


          INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above at Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, in arrears on the Interest Payment Dates set forth above ("Interest Payment Dates"), until the principal hereof is paid or made available for payment, and on Stated Maturity, commencing with the Interest Payment Date next succeeding the Original Issue Date, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or optional repayment. Interest will be payable to the Holder at the close of business on the Regular Record Date as set forth above next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon redemption or optional repayment will be payable to the person to whom principal is payable and (to the extent that the payment of such interest shall be legally enforceable) at the Overdue Rate, if any, per annum set forth above on any overdue principal and premium and on any overdue installment of interest. If the Original Issue Date is between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest hereon will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next Regular Record Date.

          Payment of the principal, and premium, if any, and interest payable at Stated Maturity or upon redemption or optional repayment of this Security will be made in immediately available funds at the corporate trust office of the Trustee in Chicago, Illinois or at the agency of the Trustee maintained for that purpose in New York, New York, provided that this Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Stated Maturity or upon redemption or optional repayment) will be paid by check mailed to the address of the person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, (i) the Depositary or its nominee, if it is the registered Holder of this Security, will be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States, and (ii) a Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date will, upon receipt on or prior to the Regular Record Date preceding an applicable Interest Payment Date by the Trustee of written instructions from such Holder, be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such Holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date.


          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER
PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET
FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE OF                INTERNATIONAL LEASE
  AUTHENTICATION                        FINANCE CORPORATION
This is one of the
Securities of the series
designated therein referred
to in the within-mentioned
Indenture


CONTINENTAL BANK,
NATIONAL ASSOCIATION

               As Trustee               Attest:

By
  Authorized Signatory



             INTERNATIONAL LEASE FINANCE CORPORATION
                   MEDIUM-TERM NOTES, SERIES G
                         (FLOATING RATE)

          This Security is one of a duly authorized issue of Medium-Term Notes, Series G of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 1, 1991 (herein called the "Indenture") between the Company and Continental Bank, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time at varying maturities, interest rates and other terms as may be designated with respect to a Security.

          Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof, the rate at which interest on this Security is payable shall be reset weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under the Interest Rate Reset Period based upon the interest rate in effect on the applicable interest determination date specified on the face hereof (the "Interest Determination Date"); provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Security will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the ten days immediately prior to Stated Maturity (or redemption or optional repayment) will be that in effect on the tenth day preceding such Stated Maturity date (or such date of redemption or optional repayment).

Each such adjusted rate shall be applicable on or after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity. If any Interest Reset Date would otherwise be a day that is not a Business Day (as defined below), such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to provisions of applicable law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of Commercial Paper Rate

          If the Interest Rate Basis on this Security is the Commercial Paper Rate, the interest rate with respect to this Security shall be the Commercial Paper Rate determined by the Calculation Agent appointed as agent by and of the Company to calculate the rates of interest applicable to securities including this Security ("Calculation Agent") in accordance with the following provisions, adjusted by the Spread, if any, specified on the face hereof or by the Spread Multiplier, if any, specified on the face hereof:

          "Commercial Paper Rate" means, with respect to an Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity stated above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity stated above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in H.15(519) or Composite Quotations, the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York (selected by the Calculation Agent) as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity stated above placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

          "Money Market Yield" shall be a yield calculated in accordance with the following formula:

          Money Market Yield =
               [D X 360 divided by 360 - (D X M)] X 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          The Commercial Paper Rate determined with respect to any Interest Determination Date will become effective on and as of the second Business Day following the Interest Determination Date (the "Commercial Paper Reset Date"); provided, however, that
(i) the interest rate in effect for the period from the date of issue to the first Commercial Paper Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity (or redemption or optional repayment) will be that in effect on the tenth day preceding such Stated Maturity date (or such date of redemption or optional repayment).

Determination of LIBOR

          If the Interest Rate Basis on this Security is LIBOR, the interest rate with respect to this Security shall be LIBOR determined by the Calculation Agent in accordance with the following provisions, adjusted by the Spread, if any, specified on the face hereof or by the Spread Multiplier, if any, specified on the face hereof:

          (i) With respect to an Interest Determination Date, LIBOR will be, as shown on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity stated above, commencing on the second London Business Day immediately following that Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity stated above, commencing on the second London Business Day immediately following that Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity stated above are offered at approximately 11:00 a.m., London time, on that Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for the loans in U.S. dollars to leading European banks having the Index Maturity stated above commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the rate of LIBOR in effect on such date.


          LIBOR determined with respect to any Interest Determination Date will become effective on and as of the second London Business Day following such Interest Determination Date (the "LIBOR Reset Date"); provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first LIBOR Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity (or redemption or optional repayment) will be that in effect on the tenth day preceding such Stated Maturity date (or such date of redemption or optional repayment).

          "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Determination of Treasury Rate

          If the Interest Rate Basis on this Security is the Treasury Rate, the interest rate with respect to this Security shall be the Treasury Rate determined by the Calculation Agent in accordance with the following provisions, adjusted by the Spread, if any, specified on the face hereof or by the Spread Multiplier, if any, specified on the face hereof:

          "Treasury Rate" means, with respect to an Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity stated above as published in H.15(519) under the heading "Treasury bills-- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity stated above are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closes to the Index Maturity stated above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

          The Treasury Rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date specified on the face hereof (the "Treasury Reset Date"); provided, however, that (i) the interest rate in effect for the period from the date of issue to the first Treasury Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity (or redemption or optional repayment) will be that in effect on the tenth day preceding such Stated Maturity date (or such date of redemption or optional repayment).

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on each Interest Determination Date.

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York or California law as the same may be modified by the United States law of general applicability.

          The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as of the next applicable Interest Reset Date.

          If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York (and, if the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, the City of London), is not a day on which banking institutions are generally authorized or obligated by law to close.

          Interest payments for this Security will include interest accrued from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date; provided, however, that if the Interest Reset Dates with respect to this Security are weekly, interest payments shall include accrued interest from and including the date of issue or from but excluding the last date in respect of which interest has been paid, as the case may be, to and including, the date which is 15 calendar days immediately preceding such Interest Payment Date, except that at Stated Maturity (or upon redemption or optional repayment) the interest payable will include interest accrued to, but excluding, the Stated Maturity date (or such date of redemption or optional repayment). Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360, in case the Interest Rate Basis of this Security is the Commercial Paper Rate or LIBOR, or by the actual number of days in the year in the case the Interest Rate Basis of this Security is the Treasury Rate.

          Unless otherwise indicated on the face of this Security, this Security may not be redeemed prior to Stated Maturity. If so indicated on the face of this Security, this Security may be redeemed, at the option of the Company, on any date on or after the date set forth on the face hereof, either in whole or from time to time in part at a redemption price equal to 100% of the principal amount redeemed, together with interest accrued and unpaid thereon to the date of redemption. Notice of redemption shall be mailed to the Holders of the Securities designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of any redemption, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Only a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder upon the cancellation hereof.

          If so provided on the face of this Security, the Security will be subject to repayment at the option of the Holder on the date or dates so indicated on the face hereof. If no date or dates for such repayment are set forth on the face hereof, this Security will not be repayable at the option of the Holder prior to Stated Maturity. On an optional repayment date, if any, this Security will be repayable in whole or in part in increments of $1,000 at the option of the Holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, if the "Option to Elect Repayment," duly completed and received by the Company in accordance with the terms of this Security, is received by the Company not more than 60 nor less than 30 days prior to the date or dates of repayment set forth on the face hereof. In the event of repayment of this Security in part only, a new Security for the unrepaid portion thereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of the series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of any series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits Holder's rights to enforce the Indenture and this Security.

          This Security is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (ii) the Company in its sole discretion determines that all Global Securities of the same series as this Security shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms.

          The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Security unless such beneficial interest is in an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. The Depositary, by accepting this Security, agrees to be bound by such provision.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

          All percentages resulting from any calculation on this Security will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Security will be rounded to the nearest cent (with one-half cent being rounded upwards).

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




                    OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned.

          The undersigned acknowledges that for the within Security to be repaid, the Company must receive at the offices or agencies of the Trustee in Chicago, Illinois or The City of New York, during the period specified in this Security (i) the Security with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid with the "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received by the Company by such fifth Business Day. Any such notice received by the Company during the period specified in this Security shall be irrevocable.

          If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which the Holder
elects to have repaid:  $              ; and specify the
denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such
Security will be issued for the portion not being repaid):  $   .

          Dated:


                              Note:  The signature to this Option
                              to Elect Repayment must correspond
                              with the name as it appears upon
                              the face of the within Security in
                              every particular without alteration
                              or enlargement or any change
                              whatever.




                          ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws and regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN  - as joint tenants with
                    right of survivorship and
                    not as tenants in common

     UNIF GIFT MIN ACT --               Custodian
                           (Cust)                  (Minor)
                         Under Uniform Gifts to Minors

                         Act
                                        (State)

          Additional abbreviations may also be used though not in the above list.





          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee




PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE




the within Security and all rights thereunder, hereby irrevocably constituting and appointing

                                                        Attorney
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
                              Notice:   The signature to this
                                        assignment must
                                        correspond with the name
                                        as written on the face of
                                        the within instrument in
                                        every particular, without
                                        alteration or
                                        enlargement, or any
                                        change whatever.